Exhibit 10.2

ecoark Holdings, Inc.

Warrant To Purchase Shares of Common Stock

Date of Issuance: June 8, 2022 (“Issuance Date”)

Ecoark Holdings, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Digital Power Lending, LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Vesting Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), such number of shares as shall enable the Holders and its Affiliates to beneficially own forty-nine percent (49%), calculated on a fully diluted basis, of the shares of Common Stock, which shares shall be fully paid and non-assessable (the “Warrant Shares”). As used in this Warrant, the term “beneficially own” or similar terms refers to beneficial ownership as determined by Section 13(d) under the Securities Exchange Act of 1934 and the rules thereunder. Capitalized words and terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement dated as of even date herewith between the parties hereto (the “Agreement”). For purposes of this Warrant, the term “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act, as of either (i) the Issuance Date, or (ii) any date on or after the Effective Date.

1. Exercise of Warrant.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof this Warrant may, subject to the Company’s receipt of Exchange Approval and the completion of the Distributions (as hereinafter defined) and provided that the Holders and their Affiliates do not beneficially own at least 50% of the Company’s outstanding Common Stock, which date is referred to herein as the “Effective Date,” be exercised or exchanged by the Holder on any day on or after the Effective Date in whole or in part, by delivery (whether via email or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Only one exercise shall be permitted, and if the original Holder has transferred part of this Warrant all Holders must exercise this Warrant at the same time. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds provided, however, that if the Holder has elected to exercise all or part of this Warrant on a cashless basis, it shall surrender the Warrant, in whole or in part (as applicable), rather than deliver a cash payment to the Company. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by email an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the first (1st) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall cause its transfer agent to issue such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder in book entry form. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are issued by the Transfer Agent. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Whensoever mentioned in this Warrant, the term “exercise” shall be deemed to mean “exercise or exchange” unless any such interpretation would result in manifest error.

For purposes of this Warrant, the “Distributions” shall mean, collectively, the distributions by the Company of its equity ownership, whether to its shareholders as a dividend or to any other Subsidiary of the following Subsidiaries: (i) Agora Digital Holdings, Inc. (“Agora”) (other than the 20% thereof that it shall not distribute, except as provided in the next two sentences), (ii) Banner Midstream Corp. (“Banner”) (either by the distribution of Banner or by two separate distributions, one of Banner and the other of a Subsidiary indirectly owned by the Company through Banner), and (iii) Zest Labs Inc. Provided, however, the Company may assign or convey the 20% of Agora, which Agora has not publicly disclosed the Company intends to spin-off, to White River Holdings Corp. (“White River”), and then either distribute this 20% of Agora to the Company’s shareholders either as part of an Agora Distribution or a Distribution of another Subsidiary. Provided, further, the Distribution of the 20% of Agora shall not result in the Company becoming an issuer within the meaning of Rule 144(i)(1) as promulgated under the Securities Act. Nothing contained in this Warrant shall preclude the Company or any Subsidiary from selling all or any of the shares of Agora Common Stock constituting the 20% interest and using the proceeds to invest in an O&G Venture.

(b) Exercise Price.

For purposes of this Warrant, “Exercise Price” means $0.001 per Warrant Share.

(c) Company’s Failure to Timely Deliver Securities. To the extent permitted by law and subject to the Principal Market Rules, the Company’s obligations to issue and deliver the shares of Common Stock upon exercise of the Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of the shares of Common Stock. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the shares of Common Stock issuable upon exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Closing Bid Price of the Common Stock on the Principal Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder's execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the VWAP on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant in effect as of the applicable Exercise Date; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 1(d).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 15.

(f) Reserved.

(g) Reservation of Shares; Insufficient Authorized Shares. The Company shall reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock equal to 100% of the maximum number of Warrant Shares issuable to satisfy the Company’s obligations to issue shares of Common Stock hereunder (the “Warrant Reserve”), and the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock equal to the Warrant Reserve. If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise or exchange of this Warrant at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise or exchange this Warrant or the portion of this Warrant then outstanding(an “Authorized Share Failure”), then the Company shall take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Warrant Reserve. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days (i) initially, after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission for the fiscal year ended March 31, 2022 or (ii) thereafter, the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

2. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2 provided that the Exercise Price shall never be less than the par value of the Common Stock.

(a) Stock Dividends and Splits. Without limiting any provision of Section 2, if the Company, at any time on or after the Issuance Date (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/10000th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of shares of Common Stock.

(d) Other Events. In the event that the Company shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company. No adjustments shall be made for any Distributions.

3. Rights upon Distribution of Assets. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Issuance Date the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, indebtedness, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, other than a distribution of shares of Common Stock covered by Section 2(a)) (a “Subsequent Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Subsequent Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Subsequent Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Subsequent Distribution. Provided, however, no adjustment shall made in the event the Company makes the Distributions as provided in Section 1(a) of this Warrant.

4. Fundamental Transactions.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents related to this Warrant in accordance with the provisions of this Section 4 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements confirming the obligations of the Successor Entity as set forth in this Section 4(a) and (b) and elsewhere in this Warrant and an obligation to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Notwithstanding the foregoing, at the election of the Holder upon exercise of this Warrant following a Fundamental Transaction, the Successor Entity shall deliver to the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 3 above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity), or other securities, cash, assets or other property, which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction; provided, however, that such amount of reserved shares of Common Stock shall be limited by the Maximum Percentage of shares of Common Stock as set forth in Section 1(e).

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied as if this Warrant (and any such subsequent warrants issued hereunder) were fully exercisable and without regard to any limitations on the exercise of this Warrant.

5. Vesting – Substantial Risk of Forfeiture. Except as provided in the last sentence of this Section 5, this Warrant shall be forfeited and no longer be exercisable if (i) within two years after the Issuance Date, the Company has not completed the Distributions notwithstanding its good faith efforts to make them, (ii) the Company has convened three shareholder meetings to obtain Shareholder Approval for the issuance of the Warrant Shares notwithstanding the Company acting in good faith and permitting the Holder to actively participate in the solicitation of Shareholder Approval, or (iii) the Holders and/or any Affiliates have become the beneficial owner of at least 50% of the Company’s Common Stock, calculated on a fully diluted basis. In the event of the failure of the Company to complete the Distributions as contemplated by clause (i) or obtain Shareholder Approval as contemplated by clause (ii) and provided the event contemplated by clause (iii) has not occurred, this Warrant may be exercised at any time in the Holder’s discretion notwithstanding anything in this Warrant to the contrary. In the event that the Company or its transfer agent fails to issue the shares of Common Stock within three (3) Business Days following delivery of a notice of exercise in accordance with the last clause of the preceding sentence, the Company shall pay the Holder a fee of $2.4 million.

6. Noncircumvention. Except for the Distributions, the Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant; provided, however, that such amount of reserved shares of Common Stock shall be limited by the Maximum Percentage of shares of Common Stock as set forth in Section 1(e).

7. Warrant Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders. The Holder shall not be entitled to any of the Distributions.

8. Reissuance of Warrants.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Vesting Date, and (iv) shall have the same rights and conditions as this Warrant.

9. Reserved.

10. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and email address for such communications shall be (A) if to the Company, at the address set forth on its signature page attached hereto or (B) if to the Holder, to the address and email set forth in the Agreement, or (C) as to the Company or the Holder, to such other address and/or email and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. For the avoidance of doubt, written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, or (y) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information (to the extent it constitutes, or contains, material, non-public information regarding the Company shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder (whether under this Section 10 or otherwise) constitutes, or contains, material, non-public information regarding the Company, the Company shall file or furnish the information contained in such notice with the SEC pursuant to a Current Report on Form 8-K prior to or concurrently with the provision of such notice. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant (other than Section 0) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12. Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14. Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15. Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via email (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via email (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

16. Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17. Transfer. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

18. Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Exchange Approval” means the approval of the issuance of the Warrant Shares by the Company’s shareholders in accordance with f the Principal Market Rules.

(b) “Expiration Date” means the date that shall be five (5) years from the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(c) “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one transaction or a series of related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving entity) any other Person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of Voting Stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company. Notwithstanding the foregoing, none of the dividends within the definition of Distributions individually or collectively shall constitute a Fundamental Transaction.

(d) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(e) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(f) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

19. Principal Market Compliance. Notwithstanding anything to the contrary, if while the Common Stock is listed on the Principal Market any of the terms, provisions, rights, covenants and restrictions set forth in this Warrant are determined by the Principal Market to be in violation of any of the Principal Market Rules, then such terms, provisions, rights, covenants or restrictions shall be of no force and effect to the extent of such noncompliance, and shall otherwise be interpreted to the extent possible in a manner consistent with compliance with such Principal Market Rules. In the event the immediately preceding sentence applies, the remainder of the terms, provisions, rights, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ECOARK Holdings, Inc.

By:
	Name:	Randy May
	Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

ECOARK Holdings, Inc.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Ecoark Holdings, Inc., a Nevada corporation (the “Company”), evidenced by this Warrant to Purchase Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to ____________ Warrant Shares; and/or a “Cashless Exercise” with respect to ________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares, the Holder represents and warrants that __________ shares of Common Stock are to be delivered pursuant to such Cashless Exercise, as further specified in Annex A to this Exercise Notice.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

ECOARK Holdings, Inc.

By:
Name:
Title